UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

See the news release, dated February 13, 2007, of Prudential Financial, Inc. (the “Company”) furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Changes

On February 13, 2007, Vivian L. Banta, Vice Chairman responsible for the Insurance Division, announced her intention to retire by the end of April 2007. On February 13, 2007, the Compensation Committee of the Board of Directors of the Company approved a one-time payment of $500,000 to Ms. Banta in recognition of her continued service to the Company beyond her previously expressed preferred retirement date.

John R. Strangfeld, Jr., Vice Chairman responsible for the Investment Division, will assume additional responsibility for the Insurance Division and for developing an integrated U.S. business strategy. Mr. Strangfeld will retain the title of Vice Chairman and will continue to report to the Chairman and Chief Executive Officer, Arthur F. Ryan, and to be part of the Office of the Chairman along with Mark B. Grier and Rodger A. Lawson.

Stock Options

Prudential Financial, Inc. (the “Company”) is filing as Exhibit 10.1 to this Form 8-K the form of Grant Acceptance Agreement relating to stock option grants to its principal executive officer, principal financial officer and other executive officers in 2007 under the Prudential Financial, Inc. Omnibus Incentive Plan.

Performance Shares

The Company is filing as Exhibit 10.2 to this Form 8-K the form of Grant Acceptance Agreement relating to performance share awards to its principal executive officer, principal financial officer and other executive officers in 2007 in respect of the performance period 2007 through 2009 under the Prudential Financial, Inc. Omnibus Incentive Plan.

Rabbi Trust

On February 13, 2007, the Compensation Committee of the Board of Directors of the Company authorized the appropriate officers of the Company to establish an irrevocable trust, commonly referred to as a “rabbi trust,” for the purpose of holding assets of the Company to be used to satisfy its obligations with respect to the following non-qualified retirement plans under which the principal executive officer, principal financial officer and other executive officers of the Company are or may become participants:

•	Prudential Supplemental Retirement Plan;

•	PFI Supplemental Executive Retirement Plan; and

•	Prudential Insurance Supplemental Executive Retirement Plan.

Assets held in a rabbi trust are available to the general creditors of the Company in the event of insolvency or bankruptcy. The Company may from time to time in its discretion make contributions to the trust to fund accrued benefits payable to participants in one or more of the plans, and, in the case of a change in control of the Company (to be defined in the trust agreement), the Company will be required to make contributions to the plans to fund the accrued benefits (vested and unvested) payable on a pretax basis to participants in the plans. The trust arrangement will not increase or otherwise affect the amounts otherwise payable to plan participants under the terms of the plans.

Item 7.01 Regulation FD Disclosure.

The Company’s news release, dated February 13, 2007, announcing Ms. Banta’s retirement and Mr. Strangfeld’s appointment is being furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of 2007 Grant Acceptance Agreement relating to stock option grants to the principal executive officer, principal financial officer and other executive officers under the Prudential Financial, Inc. Omnibus Incentive Plan.

10.2	Form of 2007 Grant Acceptance Agreement relating to Common Stock performance share awards to the principal executive officer, principal financial officer and other executive officers under the Prudential Financial, Inc. Omnibus Incentive Plan.

99.1	News release of Prudential Financial, Inc., dated February 13, 2007, announcing retirement of Vivian L. Banta and appointment of John R. Strangeld, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2007

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name: Title:	Brian J. Morris Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	Form of 2007 Grant Acceptance Agreement relating to stock option grants to the principal executive officer, principal financial officer and other executive officers under the Prudential Financial, Inc. Omnibus Incentive Plan.

10.2	Form of 2007 Grant Acceptance Agreement relating to Common Stock performance share awards to the principal executive officer, principal financial officer and other executive officers under the Prudential Financial, Inc. Omnibus Incentive Plan.

99.1	News release of Prudential Financial, Inc., dated February 13, 2007, announcing retirement of Vivian L. Banta and appointment of John R. Strangeld, Jr.